Contact Robert Grover Telephone 800-429-3110 ext. 101 Email Robert@Edventures.com Website www.Edventures.com	FOR IMMEDIATE RELEASE May 21, 2015

PCS Edventures Announces Board Expansion

PCSV discusses new Board appointment and activity.

Boise, Idaho, May 21, 2015 -- PCS Edventures!.com, Inc. (PCSV), a leading provider of K-12 Science, Technology, Engineering and Mathematics (STEM) programs, today announced the addition of a new outside Director to its growing Board.

Britt Ide, PCSV Board Chair, said “As Chair of the Board of PCS Edventures, and Chair of the Nominating and Governance Committee, I am pleased to announce that the Board has elected Paula LuPriore to the Board of Directors.

Paula LuPriore is a technology CEO with diverse experience as an international business leader for multinational (IBM), mid-market and early stage companies. With a focus on enterprise software, SaaS (Software-as-a-Service), IT, and hardware, Ms. LuPriore is CEO of WujiTech, Inc., an emerging software company that offers a breakthrough mobile and enterprise-level solution for Neurofeedback and health data analytics to help achieve peak performance for children and adults. She has formalized key partnerships for commercial distribution with IBM, Apple, and Neurosky hardware as well as direct to consumer channels through universities, school districts, and health organizations.

Previously, Ms. LuPriore was Interim CEO of Asyst Technologies Inc., a publicly traded technology company headquartered in California with operations in North America, Japan, and Asia Pacific. Asyst Technologies, provided differentiated hardware and software automation solutions to a broad range of customers in the semiconductor and flat panel display high-volume manufacturing environments.

Ms. LuPriore began her career at IBM holding various Vice President positions and served on both the Chairman’s Senior Leadership Group and the Corporate Technology Leadership Council. Her IBM

experience spanned various technology businesses including enterprise software and services, information technology, printing and information management, networking, and storage.

She is a member of the National Association of Corporate Directors (NACD) and achieved the NACD Governance Fellow Award. She graduated Magna cum Laude and Phi Beta Kappa from the University of Rhode Island with a B.S. in Applied Mathematics and received a certificate from Harvard Business School’s, Maximize Your Board’s Potential program. Ms. LuPriore and her husband live in Menlo Park, California.

We look forward to leveraging Ms. LuPriore’s corporate and board experience to assist with the strategy and growth of PCS Edventures. We are delighted to increase our board capabilities with her Silicon Valley perspective, CEO experience and SaaS focus.”

Robert Grover, PCS Co-CEO, said of the appointment, “PCS is fortunate to have the expertise of Ms. LuPriore, and the timing could not be better as we are presently defining and building out our SaaS model strategy, a key part of our growth plan for scaling PCSV revenues.”

Todd Hackett, PCS Co-CEO, said “I continue to remain confident in stating that we have not reached PCSV’s potential and that it will continue to grow in value. I have continued to personally purchase additional stock acquiring over 500,000 additional shares since our last announcement. PCS will continue to update the market and our shareholders on our progress as we move forward.”

About PCS Edventures!

PCS Edventures!.com, Inc. (PCS) designs and delivers educational products and services to the K-12 market that develop 21st century skills. PCS programs emphasize hands-on experiences in Science, Technology, Engineering, Arts, and Math (STEAM) and have been deployed at over 7,000 sites in all 50 United States and 17 foreign countries. Additional information on our STEAM products is available at http://www.edventures.com.

PCS Edventures is headquartered in Boise, Idaho, and its common stock is listed on the OTC Pink platform under the symbol "PCSV."

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact Information:

Investor Contact: Robert Grover (800) 429-3110, robert@edventures.com

Investor Relations Web Site: www.edventures.com/investors

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